Exhibit 99.2

Natural Grocers by Vitamin Cottage, Inc. Announces Election of New Director

Lakewood, Colorado, August 3, 2023. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced that Sandra Buffa was unanimously elected to the company’s board of directors on August 2, 2023 to fill a newly created Class II board seat. Ms. Buffa will serve an initial term expiring at the company’s 2026 annual meeting of stockholders. Following Ms. Buffa’s election to the Board, the Board is comprised of eight directors, of which four are independent directors. Ms. Buffa, who served as the Company’s Chief Financial Officer until her retirement in December 2017, was also appointed to serve as a member of the Board’s Audit Committee.

"Sandra’s addition to our board reflects our commitment to board refreshment and will ensure that we have the right combination of experience, expertise and diversity to provide strong board leadership and oversight,” said Kemper Isely, Natural Grocers’ Co-President and Chairman. “We believe her extensive retail industry experience and direct knowledge of our company will be a significant asset to our board as we continue to enhance shareholder value by executing to our founding principles.”

Ms. Buffa served as Chief Financial Officer of Natural Grocers from 2008 to 2017. Prior to her role with Natural Grocers, Ms. Buffa previously served as Chief Financial Officer at QCE, LLC, the parent company of the Quizno’s restaurant chain, as Senior Vice President, Chief Financial Officer and Treasurer of Mrs. Fields’ Original Cookies, Inc., and as President and Chief Operating Officer of Crabtree & Evelyn, Ltd. Ms. Buffa began her career with PricewaterhouseCoopers, including as a senior audit manager. Ms. Buffa is a Certified Public Accountant.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean, and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 164 stores in 21 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially as a result of risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the Form 10‑K) and in the Company’s subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements, except as may be required by the securities laws. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company’s website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR, 646-277-1260, reed.anderson@icrinc.com